UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ----------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): July 31, 2006

                                TIME WARNER INC.

             (Exact Name of Registrant as Specified in its Charter)

        Delaware                       1-15062                 13-4099534
        --------                       -------                 ----------
(State or Other Jurisdiction of  (Commission File Number)     (IRS Employer
   Incorporation)                                            Identification No.)

                One Time Warner Center, New York, New York 10019
                ------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                  212-484-8000
                                  ------------
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]  Written communications pursuant to Rule 425 under the Securities
      Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange
      Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

On July 31, 2006, Time Warner Inc., a Delaware corporation ("Time Warner" or the "Company"), and Comcast Corporation, a Pennsylvania corporation ("Comcast"), issued a joint press release announcing that the Adelphia Acquisition (as defined below) had closed on July 31, 2006 and that the redemption of Comcast's interests in Time Warner Cable Inc., a Delaware corporation ("TWC"), and Time Warner Entertainment Company, L.P., a Delaware limited partnership ("TWE") and a subsidiary of TWC, and the Cable Swaps (as defined below) had been completed. A copy of the press release dated July 31, 2006 is attached as Exhibit 99.1.

As previously  reported,  on April 21, 2005,  Time Warner and Comcast  announced that they and certain of their respective subsidiaries and affiliates had entered into separate definitive agreements (the "TW Purchase Agreement" and the "Comcast Purchase Agreement," respectively) with Adelphia Communications Corporation, a Delaware corporation ("Adelphia"), to, collectively, acquire substantially all of the cable systems managed by Adelphia (the "Adelphia Acquisition"). On June 21, 2006, Adelphia and Time Warner NY Cable LLC, a Delaware limited liability company ("TW NY") and a subsidiary of TWC, entered into Amendment No. 2 to the TW Purchase Agreement (the "TW Amendment"). Concurrently, Adelphia and Comcast entered into Amendment No. 2 to the Comcast Purchase Agreement, the terms of which are similar to those of the TW Amendment. Under the terms of the TW Amendment, the assets TW NY acquired from Adelphia and the consideration it paid remained unchanged. However, the TW Amendment provided that the Adelphia Acquisition would be effected pursuant to sections 105, 363 and 365 of Title 11 of the United States Bankruptcy Code (the "363 Sale") and the creditors of Adelphia would not be required to approve a plan of reorganization under Chapter 11 of the Bankruptcy Code prior to the consummation of the Adelphia Acquisition. In connection with the closing of the Adelphia Acquisition, TW NY paid approximately $8.9 billion in cash, after giving effect to certain purchase price adjustments, and shares representing 16% of TWC's common stock for the Adelphia assets it acquired.

At the closing of the Adelphia Acquisition, Adelphia and TWC entered into a registration rights and sale agreement (the "RRA"). Under the RRA, Adelphia is required to sell, in a registered underwritten public offering (the "Offering"), at least one-third of the shares of TWC Class A common stock it received in the Adelphia Acquisition within three months following the effectiveness of a registration statement filed by TWC to effect such sale, subject to customary rights to delay for a limited period of time under certain circumstances. TWC is required to use its commercially reasonable efforts to file a registration statement covering these shares as promptly as practicable and to cause the registration statement to be declared effective as promptly as practicable after filing, but in any event not later than January 31, 2007. Any remaining shares received by Adelphia in the Adelphia Acquisition are expected to be distributed to Adelphia's creditors pursuant to a subsequent plan of reorganization under Chapter 11 of the Bankruptcy Code (the "Remainder Plan") to be filed by Adelphia with the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). If a Remainder Plan meeting specified requirements is consummated prior to the closing of the Offering, the shares of TWC Class A common stock received by Adelphia in the Adelphia Acquisition would be distributed to Adelphia's creditors under Section 1145 of the Bankruptcy Code in accordance with the terms of such plan and the Offering would not occur. The shares distributed to Adelphia's creditors under the Remainder Plan would be freely transferable, subject to certain exceptions.

At the same time that TW NY and Comcast entered into the TW Purchase Agreement and the Comcast Purchase Agreement, respectively, TWC, Comcast, and/or their respective affiliates entered into separate agreements providing for the redemption of Comcast's interests in TWC and TWE (the "TWC Redemption Agreement" and the "TWE Redemption Agreement," respectively, and, collectively, the "TWC and TWE Redemption Agreements"). These redemptions also occurred on July 31, 2006, immediately before the closing of the Adelphia Acquisition, and were funded through the issuance of TWC commercial paper, borrowings under the Cable Revolving Facility (as defined below) and cash on hand. Specifically, Comcast's 17.9% interest in TWC was redeemed in exchange for 100% of the capital stock of a subsidiary of TWC holding both cable systems serving approximately 589,000 subscribers (based on June 30, 2006 information) and approximately $1.9 billion in cash. In addition, Comcast's 4.7% interest in TWE was redeemed in exchange for 100% of the equity interests in a subsidiary of TWE holding both cable systems serving approximately 162,000 subscribers (based on June 30, 2006 information) and approximately $147 million in cash.

Following these redemptions and the Adelphia Acquisition, on July 31, 2006, TWC, Comcast and their respective subsidiaries also swapped certain cable systems to enhance their respective geographic clusters of subscribers (the

"Cable Swaps") and TW NY paid Comcast approximately $67 million for certain adjustments related to the Cable Swaps.

As a result of the closing of the Adelphia Acquisition, the TWC and TWE redemptions and the Cable Swaps, TWC gained systems with approximately 3.3 million basic subscribers. As of July 31, 2006, Time Warner owns 84% of TWC's common stock (including 83% of the outstanding TWC Class A common stock and all outstanding shares of TWC Class B common stock), as well as an indirect approximately 12% non-voting interest in TW NY, a subsidiary of TWC. As of July 31, 2006, the remaining 16% of TWC's common stock is held by Adelphia, and Comcast has no interest in TWC or TWE.

This report does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As a result of the Adelphia Acquisition, the TWC and TWE redemptions and the Cable Swaps, the net indebtedness of the Company increased by approximately $11.0 billion (including the Series A Preferred Equity Membership Units described below).

In connection with the closing of the Adelphia Acquisition, TW NY paid approximately $8.9 billion in cash, after giving effect to certain purchase price adjustments, that was funded by an intercompany loan from TWC and the proceeds of the private placement issuance by TW NY of $300 million of non-voting Series A Preferred Equity Membership Units with a mandatory redemption date of August 1, 2013 and a cash dividend of 8.21% per annum. The intercompany loan was financed by borrowings under TWC's $6.0 billion senior unsecured five-year revolving credit facility with a maturity date of February 15, 2011 (the "Cable Revolving Facility") and TWC's two $4.0 billion term loan facilities (collectively with the Cable Revolving Facility, the "Cable Facilities"), with maturity dates of February 24, 2009 and February 21, 2011, respectively, and the issuance of TWC commercial paper.

For more information on the Cable Facilities, see "Management's Discussion and Analysis of Results of Operations and Financial Condition--Financial Condition and Liquidity--Bank Credit Agreements and Commercial Paper Programs--TWC Inc. Credit Agreements" in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 (the "2005 Form 10-K"). The Cable Revolving Facility was filed as Exhibit 10.51 to the 2005 Form 10-K and TWC's five-year term loan credit agreement and TWC's three-year term loan credit agreement were filed as Exhibits 10.52 and 10.53, respectively, to the 2005 Form 10-K.

Item 9.01  Financial Statements and Exhibits.

        (a) Financial Statements of Businesses Acquired.

     The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after August 4, 2006, the date by which this Current Report must be filed.

        (b) Pro Forma Financial Information.

     The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after August 4, 2006, the date by which this Current Report must be filed.

        (c) Shell Company Transactions. Not applicable.

        (d) Exhibits.


Exhibit        Description
-------        -----------

99.1           Press Release, dated July 31, 2006, issued by Time Warner Inc.
               and Comcast Corporation.

99.2 Asset Purchase Agreement, dated as of April 20, 2005, between Adelphia Communications Corporation ("Adelphia") and Time Warner NY Cable LLC ("TW NY") (incorporated herein by reference to
               Exhibit 99.1 to the Company's Current Report on Form 8-K dated April 20, 2005).

99.3 Amendment No. 1, dated June 24, 2005, to the Asset Purchase Agreement dated as of April 20, 2005 between Adelphia and TW NY (incorporated herein by reference to Exhibit 10.5 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2005).

99.4 Amendment No. 2, dated June 21, 2006, to the Asset Purchase Agreement dated as of April 20, 2005 between Adelphia and TW NY (incorporated herein by reference to Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 (the "June 2006 Form 10-Q")).

99.5 Amendment No. 3, dated June 26, 2006, to the Asset Purchase Agreement dated as of April 20, 2005 between Adelphia and TW NY (incorporated herein by reference to Exhibit 10.3 to the June 2006 Form 10-Q).

99.6 Amendment No. 4, dated July 31, 2006, to the Asset Purchase Agreement dated as of April 20, 2005 between Adelphia and TW NY (incorporated herein by reference to Exhibit 10.6 to the June 2006 Form 10-Q).

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        TIME WARNER INC.


                                        By:  /s/ Wayne H. Pace
                                             -----------------------------------
                                             Name:  Wayne H. Pace
                                             Title: Executive Vice President and
                                                    Chief Financial Officer


Date:  August 2, 2006

                                  EXHIBIT INDEX



Exhibit        Description
-------        -----------

99.1           Press  Release,  dated July 31, 2006,  issued by Time Warner Inc.
               and Comcast Corporation.

99.2 Asset Purchase Agreement, dated as of April 20, 2005, between Adelphia Communications Corporation ("Adelphia") and Time Warner NY Cable LLC ("TW NY") (incorporated herein by reference to
               Exhibit 99.1 to the Company's Current Report on Form 8-K dated April 20, 2005).

99.3 Amendment No. 1, dated June 24, 2005, to the Asset Purchase Agreement dated as of April 20, 2005 between Adelphia and TW NY (incorporated herein by reference to Exhibit 10.5 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2005).

99.4 Amendment No. 2, dated June 21, 2006, to the Asset Purchase Agreement dated as of April 20, 2005 between Adelphia and TW NY (incorporated herein by reference to Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 (the "June 2006 Form 10-Q")).

99.5 Amendment No. 3, dated June 26, 2006, to the Asset Purchase Agreement dated as of April 20, 2005 between Adelphia and TW NY (incorporated herein by reference to Exhibit 10.3 to the June 2006 Form 10-Q).

99.6 Amendment No. 4, dated July 31, 2006, to the Asset Purchase Agreement dated as of April 20, 2005 between Adelphia and TW NY (incorporated herein by reference to Exhibit 10.6 to the June 2006 Form 10-Q).